Exhibit 10.1

INTERCREDITOR AND SUBORDINATION AGREEMENT

THIS INTERCREDITOR AND SUBORDINATION AGREEMENT ("Intercreditor Agreement") dated as of January 26, 2000 is by and among Congress Financial Corporation (Central), an Illinois corporation, in its capacity as agent pursuant to the Revolving Loan Agreements (as such term is defined herein) acting for and on behalf of the financial institutions parties thereto as lenders (in such capacity, "Revolving Loan Agent" as hereinafter further defined), the financial institutions which are parties to the Revolving Loan Agreements as lenders (together with Revolving Loan Agent, collectively, "Revolving Loan Lenders" as hereinafter further defined), KeyBank National Association, successor by merger to Society National Bank, a national banking association, in its capacity as administrative and collateral agent pursuant to the Term Loan Agreement (as such term is defined herein) and the Restructuring Agreement (as such term is defined herein) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, "Term Loan Collateral Agent" as hereinafter further defined), KeyBank National Association, a national banking association (in its individual capacity, "KeyBank" as hereinafter further defined), Bank One, N.A., a national banking association ("Bank One" as hereinafter further defined), Bank of America, N.A., a national banking association, as successor by merger to Security Pacific National Bank ("Bank America"), Fifth Third Bank, Western Ohio, an Ohio banking corporation ("Fifth Third"), National City Bank, a national banking association ("National City"), Selco Service Corporation, an Ohio bank service corporation ("Selco"), Asset Holdings Company VI, LLC, a Massachusetts limited liability company ("Asset Holdings") and The Prudential Insurance Company of America, a New Jersey corporation ("Prudential", and together with Term Loan Collateral Agent, KeyBank, Bank One, Bank America, Fifth Third, National City, Selco, and Asset Holding, collectively, "Term Loan Lenders" as hereinafter further defined). Revolving Loan Lenders and Term Loan Lenders are sometimes individually referred to herein as a "Lender" and collectively as "Lenders."

W I T N E S S E T H:

WHEREAS, each Term Loan Lender has made a loan or provided other financial accommodations to Huffy Corporation, an Ohio corporation ("Borrower" as hereinafter further defined) and certain of its subsidiaries, which loans or other financial accommodations are secured by certain assets and properties of Borrower and certain of its subsidiaries; and

WHEREAS, Revolving Loan Lenders have entered or are about to enter into financing arrangements with Borrower and certain of its subsidiaries, pursuant to which each Revolving Loan Lender may, upon certain terms and conditions, make loans and provide other financial accommodations to Borrower and such subsidiaries secured by certain assets and properties of Borrower and such subsidiaries; and

WHEREAS, Lenders desire to enter into this Intercreditor Agreement to (i) confirm the relative priority of the security interests of Revolving Loan Agent and Revolving Loan Lenders on the one hand and Term Loan Collateral Agent and Term Loan Lenders on the other hand, in the assets and properties of Borrower and its subsidiaries, (ii) provide for the orderly sharing among Lenders, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof, and (iii) agree upon the terms of the subordination of certain of the obligations of Borrower and its subsidiaries to Term Loan Lenders to the obligations of Borrower and its subsidiaries to Revolving Loan Lenders and related matters;

NOW THEREFORE, in consideration of the mutual benefits accruing to Lenders hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. DEFINITIONS

As used above and in this Intercreditor Agreement, the following terms shall have the meanings ascribed to them below:

1.1 "Agents" shall mean, collectively, Revolving Loan Agent and Term Loan Collateral Agent; sometimes being referred to herein individually as an "Agent".

1.2 "Agreements" shall mean, collectively, the Revolving Loan Agreements and the Term Loan Lender Agreements.

1.3 "Asset Sale" shall mean, for any Person, (a) any direct or indirect sale, lease, conveyance or other disposition (including, without limitation, by way of merger or consolidation or by exchange of assets and whether by operation of law or otherwise) made by such person in one or a series of transactions of (or any other sale, disposition or other realization upon) any property or assets of such Person or any of its subsidiaries (including, without limitation, any disposition pursuant to sale and leaseback transactions and any sale or other disposition of outstanding or newly issued shares of capital stock or other securities of any of the subsidiaries of such Person or by any subsidiary of such Person) and (b) any other sale, disposition or other realization upon any property or assets of such person or any of its subsidiaries; except in each case for sales or other dispositions in the ordinary course of business consistent with current practices of such Person as of the date hereof.

1.4 "Availability" shall mean, at any time, the aggregate amount of the loans available to Debtors from Revolving Loan Lenders based on the applicable percentages of eligible accounts and eligible inventory set forth in the Revolving Loan Agreements (determined without regard to any loans or letter of credit accommodations then outstanding), provided, that, notwithstanding anything to the contrary which may hereafter be set forth in the Revolving Loan Agreements, for purposes of this Intercreditor Agreement, (i) the percentage used for determining the amount of loans and letter of credit accommodations available to Borrowers based on eligible accounts shall be eighty-five (85%) percent and the percentage used for determining the amount of loans and letter of credit accommodations available to Borrowers based on eligible inventory shall be equal to the greater of the percentages applicable to eligible inventory set forth in the Revolving Loan Agreements as in effect on the date hereof or eighty-five (85%) percent of the Net Recovery Percentage (as such term is defined in the Revolving Loan Agreements), as from time to time determined and (ii) the criteria for eligible accounts set forth in Section 1.33(b) of the Loan and Security Agreement referred to in Section 1.36 hereof shall be as in effect on the date hereof. The term "Availability" is used herein to mean the amount of loans and letters of credit accommodations available under the Revolving Loan Agreements without any reduction for the amount of loans or letter of credit accommodations outstanding.

1.5 "Bank One" shall mean, collectively, Bank One, N.A., successor by merger to Bank One, Dayton, N.A. and Bank One Michigan, N.A., successor by merger to NBD Bank, N.A., a national banking association, and its successors and assigns.

1.6 "Bank One Letters of Credit" shall mean, collectively, the letters of credit outstanding on the date hereof issued by Bank One for the account of Huffy and set forth on Exhibit A hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.7 "Borrowers" shall mean, collectively, the following (together with their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or such successor or assign): (a) Huffy Corporation, an Ohio corporation; (b) Royce Union Bicycle Company, an Ohio corporation; (c) Huffy Service First, Inc., an Ohio corporation, also known as Huffy Assembly Solutions; (d) American Sports Design Company, an Ohio corporation, doing business as Airborne Direct; and (e) Washington Inventory Service, a California corporation; sometimes being referred to herein individually as a "Borrower."

1.8 "Borrowing Base" shall have the meaning set forth on Exhibit B hereto.

1.9 "Business Unit Sale" shall mean an Asset Sale consisting of the sale of all or substantially all of the assets of Huffy or any division of Huffy (including the Huffy Sports Company Division of Huffy or the Huffy Bicycle Company Division of Huffy), or the sale of all or substantially all of the assets of any other Debtor, or an Asset Sale consisting of the sale of all or substantially all of the capital stock of any Debtor.

1.10 "Collateral" shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by any Debtor in or upon which either or both of the Agents or any Lender at any time has a Lien, and including, without limitation, the Revolving Loan Priority Collateral, the Term Loan Priority Collateral and the Term Lender Lease Priority Collateral.

1.11 "Debtors" shall mean, collectively, Borrowers, Guarantors and any other direct or indirect subsidiary of Huffy, sometimes being referred to herein individually as a "Debtor".

1.12 "Equipment" shall mean all equipment and fixtures of Debtors, whether now owned or hereafter acquired and wherever located, including, without limitation, any and all machinery used in connection with the manufacture, sale, exchange or lease of goods or rendition of services, machinery, tools, telephone equipment, computers, computer hardware and related computer equipment and accessories (including software and records), vehicles, dies, jigs, furniture, trade fixtures and fixtures, all attachments, components, parts, accessions and property now or hereafter affixed thereto or installed thereon and all additions to and substitutions and replacements thereof and all existing and future leasehold interests in equipment and fixtures, wherever located, whether now owned or hereafter acquired and the proceeds (including, without limitation, all proceeds of insurance with respect thereto, including the proceeds of any applicable casualty insurance) of all of the foregoing and all ledgers, books of account, records, tapes, cards, computer programs, computer disks or tapes, computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.

1.13 "EBITDA" shall have the meaning set forth in Exhibit C hereto.

1.14 "Event of Default" shall have the meaning set forth in Exhibit D hereto.

1.15 "Excess Availability" shall mean the amount calculated in good faith by Revolving Loan Agent at any time pursuant to the terms of the Revolving Loan Agreements, equal to: (a) the sum of (i) the aggregate amount of the Borrowing Base of Borrowers plus (ii) the aggregate amount of unrestricted cash of Borrowers which is free and clear of any pledge, lien, claim or other encumbrance (other than Liens in favor of Revolving Loan Agent or Term Loan Collateral Agent) and is immediately available to Borrowers for use for working capital without condition or restriction, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Revolving Loan Debt, plus (ii) the aggregate amount of all trade payables and other obligations of Borrowers which are more than sixty (60) days past due as of such time (other than trade payables or other obligations which are the subject of a then pending bona fide dispute between a Borrower and the vendor or other obligee to whom such payable or other obligation is owed to the extent Revolving Loan Agent has been advised of such dispute).

1.16 "Farmington Bonds" shall mean, collectively, the City of Farmington, Missouri Industrial Development Revenue Bonds (Huffy Corporation Project) Series 1994 in the aggregate original principal amount of $20,000,000, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.17 "Farmington Bonds Guarantee" shall mean the Guarantee Agreement, dated as of August 1, 1994, by Borrower for the benefit of Prudential, as the holder of all of the Farmington Bonds, with respect to the obligations of the City of Farmington, Missouri pursuant to the Farmington Bonds, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.18 "Farmington Lease" shall mean the Lease Agreement, dated as of August 1, 1994, between the City of Farmington, Missouri and Borrower with respect to the premises of Borrower at Farmington, Missouri described on Exhibit A thereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.19 "Guarantors" shall mean collectively, the following (together with their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or such successor or assign): (a) Huffy Risk Management, Inc., an Ohio corporation; (b) Huffy Brands Company, an Ohio corporation; (c) HCAC, Inc., an Ohio corporation, formerly known as True Temper Hardware Company; (d) Hufco-Delaware Company, a Delaware corporation, formerly known as Gerry Baby Products Company; and (e) Huffy Sports, Inc., a Wisconsin corporation, formerly known as Gerry Wood Products Company.

1.20 "Huffy" shall mean Huffy Corporation, an Ohio corporation, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

1.21 "Insolvency Proceeding" shall mean, as to any Person, any of the following: (a) any case or proceeding with respect to such Person under the U.S. Bankruptcy Code or any other Federal or State bankruptcy, insolvency, reorganization or other law affecting creditors' rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Person or (b) any proceeding seeking the appointment of any receiver, receiver and manager, trustee, administrator, liquidator, custodian or other insolvency official with similar powers with respect to such Person of all or substantially all of its assets or (c) any proceeding for liquidation, dissolution or other winding up of the business of such Person or (d) any general assignment for the benefit of creditors or any general marshaling of assets of such Person.

1.22 "Intellectual Property" shall mean all of the following now owned and hereafter arising or acquired assets of Debtors: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, franchises and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

1.23 "KeyBank" shall mean KeyBank National Association, a national banking association, as successor by merger to Society National Bank, in its individual capacity, and its successors and assigns.

1.24 "KeyBank Letters of Credit" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) Irrevocable Standby Letter of Credit No. S98/95595, dated as of September 2, 1998, issued by KeyBank for the account of Borrower in the face amount of $6,250,000 payable to Lumbermans Mutual Casualty Company, American Motorists Insurance Company, American Manufacturers Mutual Insurance Company, American Protection Insurance Company and National Loss Control Service Corporation; (b) Irrevocable Standby Letter of Credit No. S98/95594, dated as of August 25, 1998, issued by KeyBank to the account of Borrower in the face amount of $8,500,000 payable to Travelers Indemnity Company; and (c) Irrevocable Standby Letter of Credit No. S98/95593, dated as of August 19, 1998, issued by KeyBank for the account of Borrower in the face amount of $1,280,000 payable to Insurance Company of North America.

1.25 "Lenders" shall mean, collectively, Revolving Loan Lenders and Term Loan Lenders and their respective successors and assigns; sometimes being referred to herein individually as a "Lender".

1.26 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

1.27 "Miamisburg Headquarters Lease" shall mean the Lease Agreement, dated December 29, 1993, between Selco Service Corporation, as lessor, and Borrower, as lessee, with respect to the premises of Borrower located at 225 Byers Road, Miamisburg, Ohio, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.28 "Net Available Proceeds" shall mean the aggregate cash proceeds received by any Debtor from any Asset Sale,

(a) net of the direct costs incurred specifically with respect to such Asset Sale consisting of legal, accounting and investment banking fees, sales commissions, title and recording tax expenses, and

(b) net of all payments required to be made by such Debtor on any indebtedness (other than the Revolving Loan Debt and the Term Loan Debt) secured by a valid and perfected security interest or other Lien on the assets subject to such Asset Sale which has priority over the Liens of Revolving Loan Agent, Term Loan Collateral Agent or any Term Lender Lessor therein, and

(c) net of any portion of the proceeds from such Asset Sale required under the terms of such sale to be held in escrow to be used to pay liabilities of such Debtor relating to the assets subject to such Asset Sale; provided, that, immediately upon the release of any funds from such escrow to any Debtor, such amount so released shall constitute Net Available Proceeds, and

(d) net of all Federal, State, foreign and local taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax arrangements), provided, that, in the case of a Business Unit Sale to the extent such taxes are not payable upon the effectiveness of such Business Unit Sale, (i) an amount equal to the good faith estimate thereof of independent certified public accountants reasonably acceptable to Term Loan Collateral Agent and Revolving Loan Agent shall be set aside from the proceeds and held in escrow to be used only to pay such taxes, (ii) upon the request of Revolving Loan Agent or Term Loan Collateral Agent, at the end of any tax year or upon any other Business Unit Sale, the estimate of the amount of such taxes then held in escrow shall be reviewed by the independent certified public accountants reasonably acceptable to Term Loan Collateral Agent and Revolving Loan Agent and the amount held in escrow adjusted to reflect the estimate established pursuant to such review, if necessary, (iii) upon the payment of such taxes (or at such other time or times as the Term Loan Collateral Agent and Revolving Loan Agent may both agree) or upon any reduction in the amount of the funds held in escrow, the amount remaining in such escrow, or the amount of the reduction, as the case may be, shall constitute Net Available Proceeds and shall be applied to the Revolving Loan Debt and the Term Loan Debt in accordance with the terms hereof and (iv) on June 30, 2001, or such later date as Term Loan Collateral Agent and Revolving Loan Agent may both agree, to the extent any amounts then remain in such escrow, (A) the amounts then held in escrow shall be released, (B) the amounts then held in escrow shall constitute Net Available Proceeds and (C) such amounts shall be applied to Revolving Loan Debt and the Term Loan Debt in accordance with the terms hereof, and

(e) in the case of a Business Unit Sale, net of severance obligations to non-senior management employees of the Division or Debtor, as the case may be, whose assets or capital stock are subject to such Asset Sale and amounts payable to senior management employees of such Division or Debtor, as the case may be, upon such sale under retention agreements with such senior management employees; provided, that, (i) such retention agreements shall only be entered into with the persons included on a list provided to Term Loan Collateral Agent and Revolving Loan Agent on or before the date hereof, (ii) the terms of any such retention agreement and severance obligations shall be substantially consistent with the terms of similar agreements and severance policies used by Huffy in connection with prior sales of business units and (iii) the aggregate amount of such severance obligations and amounts payable under such retention agreements shall not exceed the amount set forth in Exhibit E applicable to such obligations and amounts payable with respect to the Division or Debtor whose assets or capital stock are subject to such Business Unit Sale, and

(f) net of (i) customary contingent indemnification liabilities to the purchaser in transactions of such type and (ii) premiums payable for insurance to cover liabilities retained by Debtors relating to the assets subject to such Business Unit Sale with respect to environmental remediation liabilities and/or product liability claims (the liabilities and premiums described in clauses (i) and (ii) above being referred to collectively as the "Contingent Liabilities"), provided, that, the aggregate amount of Contingent Liabilities of each Debtor in connection with any such Business Unit Sale shall not exceed the amount specified in Exhibit E hereto with respect to such Debtor.

Net Available Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted to cash or other immediately available funds. Any instruments issued to any Debtor as part of the consideration for such Asset Sale shall be delivered to Revolving Loan Agent, Term Loan Collateral Agent or the applicable Term Lender Lessor, as the case may be, who under the terms hereof would be entitled to first receive the payments on such instrument under the terms hereof.

1.29 "Payment in Full" or "payment in full" shall mean, as to the Term Loan Debt or Revolving Loan Debt, as the case may be, the final payment in full in cash or other immediately available funds of all of the Term Loan Debt or Revolving Loan Debt, as the case may be, and the receipt of cash collateral or other collateral or letter of credit reasonably acceptable to the applicable Lender in respect of contingent obligations constituting such Term Loan Debt or Revolving Loan Debt, as the case may be.

1.30 "Permitted Assignee" shall mean (a) a bank or other financial institution that is a member of the Federal Reserve System having a combined capital and surplus and undivided profits of not less than $250,000,000 or (b) a corporation, investment partnership, managed account, limited liability company or similar entity organized under the laws of any State of the United States of America and having assets in the United States of America, in any case either (i) having a tangible net worth calculated in accordance with the applicable generally accepted accounting principles consistently applied (or the equivalent thereof in the case of an investment partnership, managed account, limited liability company or similar entity) of not less than $100,000,000 or (ii) having $100,000,000 of assets available to fund any liability under this Intercreditor Agreement or (c) any Lender, an affiliate of any Lender, or any investment fund or similar entity for which any Lender or any affiliate of any Lender acts as investment advisor or portfolio manager or (d) any other person reasonably acceptable to Revolving Loan Agent.

1.31 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.32 "Prudential" shall mean The Prudential Insurance Company of America, a New Jersey corporation, and its successors and assigns.

1.33 "Real Property" shall mean all real property of Debtors, whether now owned or hereafter acquired and wherever located, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located and the proceeds of all of the foregoing.

1.34 "Restructuring Agreement" shall mean the Restructuring Agreement, dated of even date herewith, by and among Term Loan Lenders and Debtors, with respect to, among other things, the terms of the Term Loan Subordinated Debt, as such agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.35 "Revolving Loan Agent" shall mean Congress Financial Corporation (Central), an Illinois corporation, in its capacity as administrative and collateral agent acting for and on behalf of the Revolving Loan Lenders pursuant to the Revolving Loan Agreements and its successors and assigns (including any replacement or successor agent or any additional agent acting for and on behalf of Revolving Loan Lenders).

1.36 "Revolving Loan Agreements" shall mean, collectively, the Loan and Security Agreement, dated of even date herewith, by and among Revolving Loan Lenders and Debtors and all agreements, documents and instruments at any time executed and/or delivered by any Debtor or any other person to, with or in favor of any Revolving Loan Lenders in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Debt).

1.37 "Revolving Loan Priority Collateral" shall mean the assets and properties of Debtors, other than the Term Loan Priority Collateral and the Term Lender Lease Priority Collateral.

1.38 "Revolving Loan Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Debtor to any Revolving Loan Lender, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Revolving Loan Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Revolving Loan Agreements or after the commencement of any case with respect to any Debtor under the U.S. Bankruptcy Code or any state insolvency law or similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by any Revolving Loan Lender; provided, that, for purposes of this Intercreditor Agreement, the term "Revolving Loan Debt" shall not include:

(a) the principal amount of the indebtedness of Debtors to Revolving Loan Agent and the other Revolving Loan Lenders in excess of $100,000,000 (but not interest, fees, costs, expenses or other charges at any time payable by any Debtor to any Revolving Loan Lender or charged by Revolving Loan Agent to any loan account of any Debtor maintained by Revolving Loan Agent except as otherwise provided in clauses (b) and (c) of this definition), provided, that, (i) upon any Business Unit Sale, such amount shall be reduced by the amount equal to the Net Available Proceeds received and retained by Revolving Loan Agent from such Business Unit Sale in accordance with the terms hereof on the effective date thereof, or such lesser amount as may be agreed to by Revolving Loan Agent and the Required Lenders (as such term is defined in the Restructuring Agreement as in effect on the date hereof) and (ii) such principal amount in excess of $100,000,000 or such amount as reduced as provided herein are referred to below as the "Overline Amounts";

(b) any interest or fees received by Revolving Loan Agent under the terms of the Revolving Loan Agreements at rates or in amounts greater than the rates or amounts set forth in the Revolving Loan Agreements as in effect on the date hereof (but without limiting the rights of Revolving Loan Lenders to receive additional fees upon any amendments, waivers or any changes to the terms of the financing arrangements or the practices of any Revolving Loan Lender in amounts as are determined in good faith by Revolving Loan Agent and Revolving Loan Lenders to be reasonable under the circumstances at the time);

(c) any interest on the principal amount of any indebtedness of any Debtor to Revolving Loan Agent or any other Revolving Loan Lender which does not constitute Revolving Loan Debt;

(d) the aggregate outstanding principal amount of loans and outstanding letter of credit accommodations made or issued pursuant to the Revolving Loan Agreements at any time (but not interest, fees, costs, expenses, and other charges at any time payable by any Debtor to any Revolving Loan Lender or charged by Revolving Loan Agent to any loan account of any Debtor maintained by Revolving Loan Agent, except as otherwise provided in clauses (b) and (c) of this definition) intentionally and with actual knowledge that at such time such loan or letter of credit accommodations would cause the total aggregate amount thereof to exceed the Availability at such time, to the extent that such loans and letter of credit accommodations made or issued pursuant to the Revolving Loan Agreements at such time exceed the amount equal to ten (10%) percent of the Availability (with Availability determined for this purpose at the time such loan is made or letter of credit accommodation issued) and such amounts that at such time exceed such percentage of Availability are referred to below as "Overformula Amounts".

Pursuant to the foregoing and subject to the terms set forth below, the principal amount of indebtedness of Debtors to Revolving Loan Lenders (but not interest, fees, costs, expenses, and other charges at any time payable by any Debtor to any Revolving Loan Lender or charged by Revolving Loan Agent to any loan account of any Debtor maintained by Revolving Loan Agent, except as otherwise provided in clauses (b) and (c) of this definition) shall not constitute Revolving Loan Debt to the extent that such principal amount exceeds the lesser of: (i) the limit as then in effect as provided for and to the extent set forth in Section 1.38(a) above or (ii) the amount of (A) the Availability at the time the loan was made or letter of credit accommodation established giving rise to such principal amount (notwithstanding that thereafter the Availability may be less than the amount of the loans and letter of credit accommodations) plus (B) the additional loans and letter of credit accommodations which are made by Revolving Loan Lenders up to the limit provided for in Section 1.38(d) above. Subject to the terms set forth below, any indebtedness of Debtors arising pursuant to the Revolving Loan Agreements which does not constitute Revolving Loan Debt based on the terms of clauses (a), (b), (c) or (d) of this definition shall not be entitled to the priority of the Liens of Revolving Loan Agent as set forth herein and to the extent the Liens of Revolving Loan Agent on the Collateral secure indebtedness to Revolving Loan Lenders which does not constitute Revolving Loan Debt, such Liens shall to such extent (but not as to any Revolving Loan Debt) be subordinate to the Liens of Term Loan Collateral Agent and Term Lender Lessors in any of the Collateral provided for herein. For purposes of the foregoing, the highest amount of the greater of the Overline Amounts or the Overformula Amounts plus any interest in respect thereof outstanding at any time during any ninety (90) day period prior to an Asset Sale shall be subtracted from all then outstanding indebtedness of Debtors to Revolving Loan Lenders as of the date of such Asset Sale (whether constituting Revolving Loan Debt or otherwise) for purposes of determining the amount of the Revolving Loan Debt that is repaid from the Net Available Proceeds of such Asset Sale in accordance with the applicable priorities provided for herein. The foregoing shall not be construed to affect the priority of the Liens of Revolving Loan Agent provided for in this Intercreditor Agreement to the extent of any Revolving Loan Debt (except as so reduced).

1.39 "Revolving Loan Lenders" shall mean, collectively, Congress Financial Corporation (Central), in its individual capacity and as Revolving Loan Agent, and any other financial institutions from time to time party to the Revolving Loan Agreements as a lender, and their respective successors and assigns (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Debt or is otherwise party to the Revolving Loan Agreements); sometimes being referred to herein individually as a "Revolving Loan Lender".

1.40 "Standstill Notice" shall mean a written notice from Revolving Loan Agent to Term Loan Collateral Agent notifying Term Loan Collateral Agent of the exercise by Revolving Loan Agent of its right to initiate a Standstill Period.

1.41 "Standstill Period" shall mean (a) in the case of a Triggering Event with respect to the Term Loan Subordinated Debt as a result of the failure of Debtors to make any payment required to be made in respect thereof, the period of ninety (90) days commencing on the date of the receipt by Term Loan Collateral Agent of a Standstill Notice from Revolving Loan Agent; provided, that, there shall not be more than one (1) Standstill Period on the basis of a Triggering Event as a result of the failure of Debtors to make such payments in any three hundred sixty (360) day period and (b) in the case of a Triggering Event with respect to the Term Loan Subordinated Debt as a result of the failure of Debtors to comply with any other covenant in the Restructuring Agreement (other than a covenant requiring a regularly scheduled or mandatory prepayment thereof), the period of one hundred twenty (120) days commencing on the date of the receipt by Term Loan Collateral Agent of a Standstill Notice from Revolving Loan Agent; provided, that, there shall not be more than one (1) Standstill Period on the basis of a Triggering Event as the result of the failure of Debtors to so comply in any three hundred sixty (360) day period.

1.42 "Sussex Lease" shall mean the Lease and Development Agreement, dated May 29, 1996, between Borrower, as lessee, and Asset Holdings Company VI, LLC, as lessor, with respect to the premises of the Huffy Sports Company Division of Borrower at N53 W24700, S. Corporate Circle, Sussex, Wisconsin 53089, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.43 "Term Lender Lease Debt" shall mean the Term Loan Debt owing to Selco Service Corporation or KeyBank arising pursuant to the Miamisburg Headquarters Lease and the Term Loan Debt owing to Asset Holdings Company VI, LLC or Bank One arising pursuant to the Sussex Lease and the Term Loan Debt owing to Prudential (as assignee of the City of Farmington, Missouri) arising pursuant to the Farmington Lease.

1.44 "Term Lender Lease Priority Collateral" shall mean Real Property of Borrower and fixtures related thereto subject to the Farmington Lease, the Miamisburg Headquarters Lease and the Sussex Lease.

1.45 "Term Lender Leases" shall mean, collectively, the following (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Miamisburg Headquarters Lease; (b) the Sussex Lease; and (c) the Farmington Lease.

1.46 "Term Lender Lessors" shall mean, collectively, the following (and their respective successors and assigns): (a) Selco Service Corporation, an Ohio bank service corporation; (b) Asset Holdings Company VI, LLC, a Massachusetts limited liability company; and (c) Prudential; sometimes being referred to herein individually as a "Term Lender Lessor".

1.47 "Term Loan Agreement" shall mean the Credit Agreement, dated of even date herewith, by and among Term Loan Lenders and Debtors, with respect to the terms of the Term Loan Senior Debt, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.48 "Term Loan Collateral Agent" shall mean KeyBank National Association, a national banking association, in its capacity as collateral agent acting for and on behalf of the Term Loan Lenders pursuant to the Term Loan Lender Agreements, and its successors and assigns (including any replacement or successor agent or additional agent acting for and on behalf of the Term Loan Lenders).

1.49 "Term Loan Debt" shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by any Debtor to any Term Loan Lender, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Term Loan Lender Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Term Loan Lender Agreements or after the commencement of any case with respect to any Debtor under the U.S. Bankruptcy Code or any similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowable in whole or in part, in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by such Term Loan Lender. Without limiting the generality of the foregoing, the Term Loan Debt shall include all existing and future obligations, liabilities and indebtedness of Borrower, contingent or otherwise, (a) to KeyBank arising pursuant to or in connection with the KeyBank Letters of Credit; (b) to KeyBank and/or Selco Service Corporation arising pursuant to or in connection with the Miamisburg Headquarters Lease; (c) to Bank One or Asset Holdings Company VI, LLC arising pursuant to or in connection with the Sussex Lease; (d) to Bank One pursuant arising pursuant to or in connection with the Bank One Letters of Credit; and (e) to Prudential arising pursuant to or in connection with the Farmington Lease, the Farmington Bonds Guarantee or otherwise with respect to the Farmington Bonds.

1.50 "Term Loan Intangibles" shall mean all of the following assets of Debtors, whether now owned or hereafter acquired: contracts, contract rights, leases, licenses and general intangibles relating to the Intellectual Property, Equipment and Real Property, including, without limitation, all service agreements (including utility services and supply agreements), permits and licenses, operating agreements, equipment and real property leases and contract rights, choses in action or causes of action or claims with respect to Intellectual Property, Equipment or Real Property, instruments or chattel paper which evidences a payment for Intellectual Property, Equipment or Real Property sold by any Debtor, documents which evidence rights to Intellectual Property, Equipment or Real Property, guaranty or warranty claims with respect to Intellectual Equipment or Real Property, and the proceeds of all of the foregoing.

1.51 "Term Loan Lender Agreements" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Term Loan Agreement; (b) the Restructuring Agreement; (c) the Term Loan Senior Notes; (d) the Miamisburg Headquarters Lease; (e) the Sussex Lease; (f) the Farmington Lease; (g) Farmington Bonds Guarantee; (h) the agreements of Borrower with KeyBank with respect to the KeyBank Letters of Credit; (i) the agreements of Borrower with Bank One with respect to the Bank One Letters of Credit; (j) the agreements, documents and instruments set forth on Exhibit F hereto; and (k) all other agreements, documents and instruments at any time executed and/or delivered by any Debtor with, to or in favor of any Term Loan Lender in connection therewith or related thereto; sometimes being referred to herein individually as a "Term Loan Lender Agreement".

1.52 "Term Loan Lenders" shall mean, collectively, the following and their respective successors and assigns (including any other lender or group of lenders that at any time succeeds to, or refinances, replaces or substitutes for all or any portion of the Term Loan Debt): (a) KeyBank in its individual capacity and as Term Loan Collateral Agent; (b) Bank One; (c) Bank of America, N.A., a national banking association, as successor by merger to Security Pacific National Bank; (d) Fifth Third Bank, Western Ohio, an Ohio banking corporation; (e) National City Bank, a national banking association; (f) Selco Service Corporation, an Ohio bank service corporation; (g) Asset Holdings Company VI, LLC., a Massachusetts limited liability company and (h) Prudential; sometimes each being referred to herein individually as a "Term Loan Lender".

1.53 "Term Loan Priority Collateral" shall mean the Intellectual Property, the Equipment, the Real Property and the Term Loan Intangibles, provided, that, the Term Loan Priority Collateral shall not include the Term Lender Lease Priority Collateral.

1.54 "Term Loan Senior Debt" shall mean the Term Loan Debt in the original aggregate principal amount of $40,000,000 evidenced by or arising pursuant to the Term Loan Senior Notes.

1.55 "Term Loan Senior Notes" shall mean, collectively, the Term Loan Senior Notes, each dated of even date herewith, issued by Borrower payable to each Term Loan Lender in the aggregate original principal amount of $40,000,000, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.56 "Term Loan Subordinated Debt" shall mean the Term Loan Debt in the original aggregate principal amount of $27,134,417 subject to the terms and conditions of the Restructuring Agreement including the Term Loan Debt arising pursuant to the contingent reimbursement obligations of Borrower to (a) KeyBank in respect of the KeyBank Letters of Credit and (b) Bank One in respect of the Bank One Letters of Credit (as to which Huffy has represented that all payments have been made directly by Huffy to the beneficiaries of such Bank One Letter of Credit in respect of amounts covered thereby, but without limiting any rights of Bank One until such time as it has been released of all of its obligations under such letters of credit).

1.57 "Triggering Event" shall mean the following:

(a) as to the Term Loan Senior Debt, for purposes of Section 2.17(a) hereof, any one of the following:

(i) the failure of Debtors to make any regularly scheduled payment of interest in respect of the Term Loan Senior Debt in accordance with the terms of the Term Loan Agreement with respect thereto as in effect on the date hereof, which failure continues for more than the applicable cure period provided for in the Term Loan Agreement as in effect on the date hereof,

(ii) the failure of Debtors to make any mandatory prepayment in respect of the principal of the Term Loan Senior Debt with the proceeds of an Asset Sale in accordance with the terms of the Term Loan Agreement as in effect on the date hereof, which failure continues for more than the applicable cure period with respect thereto provided for in the Term Loan Agreement, as in effect on the date hereof,

(iii) the failure of Debtors to make any payment in respect of the Term Loan Senior Debt due upon the scheduled maturity date for such debt under the terms of the Term Loan Agreement, as in effect on the date hereof (or in the event of the extension of such maturity date, such later date as Term Loan Lenders may agree), or

(iv) Debtors shall fail to comply with any material covenant in the Term Loan Agreement as in effect on the date hereof and both: (A) such default shall continue for more than the applicable cure period with respect thereto provided for in the Term Loan Agreement as in effect on the date hereof and (B) Revolving Loan Agent shall not have waived the Event of Default arising under the Revolving Loan Agreements as a result of such default under the Term Loan Agreement, except that (1) in the event that Debtors shall for any applicable period fail to comply with the covenant in the Term Loan Agreement with respect to the minimum amount of EBITDA which Debtors are required to maintain under the Term Loan Agreement (as in effect on the date hereof or as hereafter amended to lower such minimum amount) for such period pursuant to the terms of the Term Loan Agreement, this clause (iv)(B) shall not apply or (2) in the event that there shall be a default under Section 8.10 of the Term Loan Agreement (as in effect on the date hereof) as a result of the loss by Debtors of a significant customer, this clause (iv)(B) shall not apply;

(b) as to the Term Loan Subordinated Debt, for purposes of Section 2.17(b) hereof, any one of the following:

(i) the failure of Debtors to make any regularly scheduled payment of interest in respect of the Term Loan Subordinated Debt in accordance with the terms of the Restructuring Agreement as in effect on the date hereof, which failure continues for more than the applicable cure period with respect thereto provided for in the Restructuring Agreement as in effect on the date hereof,

(ii) the failure of Debtors to make any mandatory prepayment in respect of the principal of the Term Loan Subordinated Debt with the proceeds of an Asset Sale in accordance with the terms of the Restructuring Agreement as in effect on the date hereof, which failure continues for more than the applicable cure period with respect thereto provided for in the Restructuring Agreement, as in effect on the date hereof, except if the failure to make such payment shall be as a result of the failure to satisfy the conditions to such payment set forth in Section 3.2(c) hereof,

(iii) the failure of Debtors to make the regularly scheduled payment of $1,000,000 in respect of the principal of the Term Loan Subordinated Debt due each fiscal quarter of Debtors under the terms of the Term Loan Agreements, as in effect on the date hereof, or such later date as Term Loan Lenders may agree, except if the failure to make such payment shall be as a result of the failure to satisfy the conditions to such payment set forth in Section 3.2(b) hereof, or

(iv) Debtors shall fail to comply with any material covenant in the Restructuring Agreement as in effect on the date hereof and both: (A) such default shall continue for more than the applicable cure period with respect thereto provided for in the Restructuring Agreement as in effect on the date hereof and (B) Revolving Loan Agent shall not have waived the Event of Default arising under the Revolving Loan Agreements as a result of such default under the Restructuring Agreement, except that (1) in the event that Debtors shall for any applicable period fail to comply with the covenant in the Restructuring Agreement with respect to the minimum amount of EBITDA which Debtors are required to maintain under the Restructuring Agreement (as in effect on the date hereof or as hereafter amended to lower such minimum amount) for such period, this clause (iv)(B) shall not apply or (2) in the event that there shall be a default under Section 7.6 of the Restructuring Agreement (as in effect on the date hereof) as the result of the loss by Debtors of a significant customer, this clause (iv)(B) shall not apply;

(c) as to the Term Lender Lease Debt, for purposes of Section 2.17(c), any one of the following:

(i) the failure of Debtors to make any regularly scheduled payment of rent in accordance with the Farmington Lease (except that no regularly scheduled payments of rent in respect of the Farmington Lease are due, except to the extent amounts owing thereunder constitute Term Loan Senior Debt and Term Loan Subordinated Debt and are payable under the terms of the Term Loan Agreement and the Restructuring Agreement, respectively), the Miamisburg Headquarters Lease or the Sussex Lease as the case may be, required to be made in accordance with the terms thereof as in effect on the date hereof, which failure continues for more than the applicable cure period with respect thereto provided for in the applicable Term Lender Lease as in effect on the date hereof,

(ii) the failure of Debtors to make any mandatory prepayment in respect of the Term Lender Lease Debt upon the Asset Sale of the asset subject to the applicable Term Lender Lease with the proceeds of an Asset Sale to the extent required under the terms of such Term Lender Lease as in effect on the date hereof, which failure continues for more than the applicable cure period with respect thereto provided for in such Term Lender Lease, as in effect on the date hereof, and

(iii) Debtors shall fail to comply with any material covenant in such Term Lender Lease as in effect on the date hereof and such default shall continue for more than the applicable cure period with respect thereto provided for in such Term Lender Lease as in effect on the date hereof.

1.58 "Triggering Event Notice" shall mean a written notice by Term Loan Collateral Agent to Revolving Loan Agent notifying Revolving Loan Agent of: (a) the occurrence and continuation of a Triggering Event and (b) the written demand by Term Loan Collateral Agent (on behalf of the Term Loan Lenders) or any Term Loan Lender for the immediate payment in full of all of the Term Loan Debt.

1.59 All terms defined in the Uniform Commercial Code as in effect in the State of New York, as otherwise defined herein shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

2. SECURITY INTERESTS; PRIORITIES; REMEDIES

2.1 Each Revolving Loan Lender hereby acknowledges that the Term Loan Collateral Agent acting for and on behalf of the Term Loan Lenders has been granted Liens upon all of the Collateral pursuant to the Term Loan Lender Agreements to secure the Term Loan Debt. Each Revolving Loan Lender acknowledges that the Term Lender Lessors have been granted Liens in the respective real property and fixtures subject to the Term Lender Lease (as in effect on the date hereof) to which such Term Lender Lessor is a party as lessor. Each Term Loan Lender hereby acknowledges that Revolving Loan Agent has been granted Liens upon the Collateral pursuant to the Revolving Loan Agreements to secure the Revolving Loan Debt. The Term Lender Lessors do not have any Liens in any assets or properties of Debtors, except (a) the interest of Selco in the real property and fixtures subject to the Miamisburg Headquarters Lease as of the date hereof, (b) the interest of Asset Holdings in the real property and fixtures subject to the Sussex Lease as of the date hereof, (c) the interest of Prudential in the real property and fixtures subject to the Farmington Lease as of the date hereof and (d) the indirect interests of Term Lender Lessors in the Term Loan Priority Collateral to the extent of the Liens granted by any Debtor to Term Loan Collateral Agent as agent on behalf of and for the benefit of Term Lender Lessors. Notwithstanding anything to the contrary contained herein, Term Loan Collateral Agent is not acting as agent for Term Lender Lessors, except to the extent that Term Loan Collateral Agent has been granted Liens on the Term Loan Priority Collateral for the benefit of Term Lender Lessors subject to the priorities and other terms hereof.

2.2 Notwithstanding the order or time of attachment, or the failure or perfection, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a security interest in favor of any Lender in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements, (a) the Liens upon the Revolving Loan Priority Collateral of Revolving Loan Agent have and shall have priority over the Liens upon the Revolving Loan Priority Collateral of Term Loan Collateral Agent and the Term Loan Lenders and such Liens of Term Loan Collateral Agent and the Term Loan Lenders in the Revolving Loan Priority Collateral are and shall be, in all respects, subject and subordinate to the Liens of Revolving Loan Agent in the Revolving Loan Priority Collateral, (b) the Liens upon the Term Loan Priority Collateral of Term Loan Collateral Agent have and shall have priority over the Liens upon the Term Loan Priority Collateral of Revolving Loan Agent and such Liens of Revolving Loan Agent in the Term Loan Priority Collateral are and shall be, in all respects, subject and subordinate to the Liens of Term Loan Collateral Agent in the Term Loan Priority Collateral, and (c) the Liens upon the Term Lender Lease Priority Collateral of Term Lender Lessors have and shall have priority over the Liens upon the Term Lender Lease Priority Collateral of Term Loan Collateral Agent and Revolving Loan Agent and such Liens of Term Loan Collateral Agent and Revolving Loan Agent in the Term Lender Lease Priority Collateral are and shall be, in all respects, subject and subordinate to the Liens of Term Lender Lessors in the Term Lender Lease Priority Collateral.

2.3 Except as otherwise provided in Sections 2.6, 3.2 and 3.3 hereof, the Net Available Proceeds of any sale, disposition or other realization upon all or any part of the Collateral (other than the Term Loan Priority Collateral and the Term Lender Lease Priority Collateral) shall be applied in the following order of priorities:

(a) first, to the payment in full of the expenses of such sale, disposition or other realization upon such Revolving Loan Priority Collateral of any Lender, including all expenses, liabilities and advances incurred or made in connection therewith (including reasonable attorneys' fees and legal expenses);

(b) second, to the payment in full of the other Revolving Loan Debt in whatever manner and order Revolving Loan Agent chooses in accordance with the provisions of the Revolving Loan Agreements and applicable law;

(c) third, to the payment in full of the Term Loan Senior Debt in accordance with the provisions of the Term Loan Agreement and applicable law;

(d) fourth, to the payment in full of the Term Loan Subordinated Debt in accordance with the provisions of the Restructuring Agreement and applicable law; and

(e) fifth, to the payment in full of the Term Lender Lease Debt ratably in accordance with the provisions of the Term Lender Leases and applicable law (other than any Term Lender Lease Debt owing to Prudential pursuant to the Farmington Lease).

2.4 Except as otherwise provided in Sections 2.6, 3.2 and 3.3 hereof, the Net Available Proceeds of any sale, disposition or other realization upon all or any part of the Term Loan Priority Collateral shall be applied in the following order of priorities:

(a) first, to the payment in full of the expenses of such sale, disposition or other realization upon such Term Loan Priority Collateral of any Lender, including all expenses, liabilities and advances incurred or made in connection therewith (including reasonable attorneys' fees and legal expenses);

(b) second, to the payment in full of the Term Loan Senior Debt in accordance with the provisions of the Term Loan Agreement and applicable law;

(c) third, to the payment in full of the Revolving Loan Debt in whatever order and manner Revolving Loan Agent chooses in accordance with the provisions of the Revolving Loan Agreements and applicable law;

(d) fourth, to the payment in full of the Term Loan Subordinated Debt in accordance with the provisions of the Restructuring Agreement and applicable law; and

(e) fifth, to the payment in full of the Term Lender Lease Debt ratably in accordance with the provisions of the Term Lender Leases and applicable law (other than any Term Lender Lease Debt owing to Prudential pursuant to the Farmington Lease).

2.5 Except as otherwise provided in Sections 2.6, 3.2 and 3.3 hereof, the Net Available Proceeds of any sale, disposition or other realization upon all or any part of the Term Lender Lease Priority Collateral shall be applied in the following order of priorities:

(a) first, to the payment in full of the expenses of such sale, disposition or other realization upon such Term Lender Lease Priority Collateral of any Lender, including all expenses, liabilities and advances incurred or made in connection therewith (including reasonable attorneys' fees and legal expenses);

(b) second, to the payment in full of the Term Lender Lease Debt arising pursuant to the Term Lender Lease of the specific Term Lender Lease Priority Collateral that is subject to such sale, disposition or other realization, in accordance with the provisions of such Term Lender Lease and applicable law;

(c) third, to the payment in full of the Term Loan Senior Debt in accordance with the provisions of the Term Loan Agreement and applicable law;

(d) fourth, to the payment in full of the Revolving Loan Debt in whatever manner and order Revolving Loan Agent chooses in accordance with the provisions of the Revolving Loan Agreement and applicable law;

(e) fifth, to the payment in full of the Term Loan Subordinated Debt in accordance with the provisions of the Restructuring Agreement and applicable law.

2.6 Notwithstanding anything to the contrary set forth in Sections 2.3, 2.4 or 2.5 above, but subject to Section 3.2 hereof, in the event of a Business Unit Sale, the Net Available Proceeds of any such sale shall be applied as follows:

(a) first, to the payment in full of the expenses of such sale of any Lender, including all expenses, liabilities and advances incurred or made by any Lender in connection therewith (including reasonable attorneys' fees and legal expenses);

(b) second,

(i) to the payment of the Revolving Loan Debt in whatever manner and order Revolving Loan Agent chooses in accordance with the provisions of the Revolving Loan Agreements and applicable law (or to be held as cash collateral in respect of Revolving Loan Debt constituting contingent obligations of Debtors) up to an amount equal to the greater of (A) the Availability of the Division or Debtor whose assets or capital stock is subject to such Asset Sale or (B) the amount of the Revolving Loan Debt owing by such Debtor (and including for this purpose any Division of any Debtor) (which consists of only the principal amount and related indebtedness described in Section 1.38 hereof and is subject to the limitations set forth therein); provided, that, if the Debtor whose assets or capital stock is sold shall not be a Borrower, then the amount of the payment to be applied to the Revolving Loan Debt shall be up to an amount equal to the Revolving Loan Priority Collateral of such Debtor, and

(ii) to the extent the assets subject to such Asset Sale include any of the Term Lender Lease Priority Collateral, to the payment in full of the Term Lender Lease Debt arising pursuant to the Term Lender Lease with respect to such assets;

provided, that, notwithstanding anything to the contrary contained herein, in any of the Agreements or otherwise, no such Asset Sale shall be deemed consented to by any Lender or otherwise permitted by Lenders unless the cash or other immediately available funds received by Revolving Loan Agent and the applicable Term Lender Lessor pursuant to this Section 2.6(b) from the Net Available Proceeds of such Asset Sale equals or exceeds the aggregate amount to be paid to Revolving Loan Agent and such Term Lender Lessor pursuant to this Section 2.6(b);

(c) third, to the payment in full of the Term Loan Senior Debt in accordance with the provisions of the Term Loan Agreement and applicable law; and

(d) fourth, as to any proceeds then remaining (i) seventy-five (75%) percent of such remaining proceeds, to the payment of the Term Loan Subordinated Debt in accordance with the provisions of the Restructuring Agreement and applicable law (provided, that, as of the date of any such payment and after giving effect thereto, (A) the condition set forth in Section 3.2(c) hereof shall be satisfied, and (B) in the event such condition is not satisfied, then such proceeds shall be applied to such of the Revolving Loan Debt as Revolving Loan Agent may determine until such conditions are satisfied and thereafter, any balance shall be applied to the Term Loan Subordinated Debt as provided herein) and (ii) twenty-five (25%) percent of such remaining proceeds, to the payment of the Revolving Loan Debt in whatever manner and order Revolving Loan Agent chooses in accordance with the provisions of the Revolving Loan Agreements and applicable law.

2.7 The lien priorities provided in Section 2.2 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Revolving Loan Debt or the Term Loan Debt, nor by any action or inaction which any Lender may take or fail to take in respect of the Collateral.

2.8 Each Lender shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Collateral in which such Lender has been granted a Lien. The foregoing provisions of this Intercreditor Agreement are intended solely to govern the respective lien priorities as between the Lenders and shall not impose on any Lender any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law. Each Lender agrees that it will not contest the validity, perfection, priority or enforceability of the Liens upon the Collateral of Revolving Loan Agent, Term Loan Collateral Agent or the Term Lender Lessors and that as between Revolving Loan Agent, Revolving Loan Lenders, the Term Loan Collateral Agent and Term Loan Lenders, the terms of this Intercreditor Agreement shall govern even if part or all of the Revolving Loan Debt or the Term Loan Debt or the Liens securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

2.9 In the event that any Lender shall, in the exercise of its respective rights under its Agreements, receive possession or control of any books and records of any Debtor which contain information identifying or pertaining to any of the property of any Debtor in which the other party has been granted a Lien, it shall notify the other Lenders that it has received such books and records and shall, as promptly as practicable thereafter, make available to the other Lenders such books and records for inspection and duplication.

2.10 Subject to the terms and conditions set forth in this Intercreditor Agreement, (a) Revolving Loan Agent shall have the exclusive right to manage, perform and enforce the terms of the Revolving Loan Agreements with respect to the Revolving Loan Priority Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral; (b) Term Loan Collateral Agent shall have the exclusive right to manage, perform and enforce the terms of the Term Loan Lender Agreements with respect to the Term Loan Priority Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral; and (c) each Term Lender Lessor shall have the exclusive right to manage, perform and enforce the terms of its Term Lender Lease with respect to the Term Lender Lease Priority Collateral subject to such Term Lender Lease, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral.

2.11 Notwithstanding anything to the contrary contained in any of the Agreements but subject to such written agreement by and among Lenders and Borrowers setting forth the terms of the consent by Lenders to certain Business Unit Sales, only the Lender with the senior Lien in the Collateral shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of such Collateral. The Lender with the junior Lien on any Collateral shall: (a) immediately upon the request of the Lender with a senior Lien thereon, release or otherwise terminate its Liens on such Collateral, to the extent such Collateral is sold or otherwise disposed of either by such Lender with the senior Lien, its agents, or any Debtor, with the consent of such senior Lender and will immediately deliver such other release documents as the Lender with the senior Lien thereon may reasonably require in connection therewith and (b) shall be deemed to have consented under its Agreements to such sale or other disposition. Any sale of Collateral by a Lender shall be conducted in a commercially reasonable manner, provided, that, notwithstanding that any other Lender may assert or claim that any such sale by a Lender was not conducted in a commercially reasonable manner, such other Lender shall comply with the terms of Sections 2.11(a) and (b) above, but such compliance by such Lender shall not be construed to waive or release any claims by such Lender that such sale was not conducted in a commercially reasonable manner.

2.12 (a) In the event that Term Loan Collateral Agent or any Term Loan Lender shall acquire ownership or possession of any of the Term Loan Priority Collateral, or the Term Lender Lease Priority Collateral, or shall, through the exercise of remedies under Term Loan Lender Agreements or otherwise, sell any of the Term Loan Priority Collateral, or the Term Lender Lease Priority Collateral, to any third party (a "Third Party Purchaser"), Revolving Loan Agent shall have the right (and Term Loan Collateral Agent or such Term Loan Lender shall require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser agree to permit Revolving Loan Agent), at Revolving Loan Agent's option, to: (i) enter any or all of the Real Property during normal business hours or in order to inspect, remove or take any action with respect to the Revolving Loan Priority Collateral or to enforce Revolving Loan Agent's rights with respect thereto, including, but not limited to, the examination and removal of Revolving Loan Priority Collateral and the examination and duplication of the books and records of any Debtor related to the Revolving Loan Priority Collateral or to otherwise handle, deal with or dispose of any Revolving Loan Priority Collateral, such right to include, without limiting the generality of the foregoing, the right to conduct one or more public or private sales or auctions thereon; and (ii) use any of the Equipment consisting of computers or other data processing equipment related to the storage or processing of records, documents or files pertaining to the Revolving Loan Priority Collateral and use any other Equipment to handle, deal with or dispose of any Revolving Loan Priority Collateral pursuant to the rights of Revolving Loan Agent and Revolving Loan Lenders as set forth in the Revolving Loan Agreements, the Uniform Commercial Code of any applicable jurisdiction and other applicable law; and (iii) use any of the Intellectual Property marked or stamped on any Revolving Loan Priority Collateral or otherwise required to collect or realize on any Revolving Loan Priority Collateral. Lenders shall not have any responsibility or liability for the acts or omissions of any other Lender arising in connection with such other Lender's use and/or occupancy of the Real Property, Equipment or Intellectual Property.

(b) The rights of Revolving Loan Agent pursuant to Sections 2.12(a)(i) and 2.12(a)(ii) above shall continue for a period of up to one hundred twenty (120) days after the date that Revolving Loan Agent receives a written request from Term Loan Collateral Agent to remove the Revolving Loan Priority Collateral from such Real Property or cease use of such Equipment. The rights of Revolving Loan Agent pursuant to Section 2.12(a)(iii) above shall continue for a period of up to one hundred eighty (180) days after the date that Revolving Loan Agent receives a written notice from Term Loan Collateral Agent requesting that Revolving Loan Agent cease the use of such Intellectual Property, provided, that, Revolving Loan Agent may continue to use such Intellectual Property after the end of such period to the extent necessary for Revolving Loan Agent to enforce its rights and remedies with respect to any Receivables (as such term is defined in the Revolving Loan Agreements) of Debtors. The time periods set forth herein shall be tolled during the pendency of any Insolvency Proceeding or other proceeding pursuant to which Revolving Loan Agent is effectively stayed from enforcing its rights against the Revolving Loan Priority Collateral.

2.13 (a) Revolving Loan Lenders shall have the right, but not any obligation, to cure any event of default under the Term Loan Lender Agreements for the account of any Debtor. In no event shall any Revolving Loan Lender, by virtue of the payment of amounts or performance of any obligation required to be paid or performed by any Debtor, be deemed to have assumed any obligation of any Debtor to Term Loan Collateral Agent, Term Loan Lenders or any other person. In the event that the default under the Agreements which is the basis for any Triggering Event or otherwise shall be cured, whether by any Revolving Loan Lender, any Debtor or any other person, or shall be waived or otherwise cease to exist, the rights of Term Loan Lenders under Section 2.17 hereto to enforce any Liens on the Term Loan Priority Collateral or the Term Lender Lease Priority Collateral or to take any other action shall cease with respect to such event of default.

(b) Term Loan Lenders shall have the right, but not any obligation, to cure any event of default under the Revolving Loan Agreements for the account of any Debtor. In no event shall any Term Loan Lender, by virtue of the payment of amounts or performance of any obligation required to be paid or performed by any Debtor, be deemed to have assumed any obligation of any Debtor to Revolving Loan Agent, Revolving Loan Lenders or any other person.

2.14 If Revolving Loan Lender should honor a request by any Debtor for a loan, advance or other financial accommodation under the Revolving Loan Agreements, whether or not Revolving Loan Agent or such Revolving Loan Lender has knowledge that the honoring of such request would result in an event of default, or act, condition or event which with notice or passage of time or both would constitute an event of default, under the Term Loan Lender Agreements, in no event shall Revolving Loan Agent or such Revolving Loan Lender have any liability whatsoever to Term Loan Collateral Agent or the Term Loan Lenders as a result of such breach, and without limiting the generality of the foregoing, Term Loan Collateral Agent and Term Loan Lenders agree that Revolving Loan Agent or Revolving Loan Lender shall not have any liability for tortious interference with contractual relations or for inducement by Revolving Loan Agent or Revolving Loan Lender of any Debtor to breach of contract or otherwise. Nothing contained in this Section 2.14 shall limit or waive any right that Term Loan Collateral Agent or any other Term Loan Lender has to enforce any of the provisions of the Term Loan Lender Agreements against any Debtor.

2.15 Except as otherwise specifically provided in Sections 2.16 and 2.17 hereof, notwithstanding any rights or remedies available to a Lender under any of the Agreements, applicable law or otherwise, Term Loan Collateral Agent and the Term Loan Lenders shall not, directly or indirectly, (a) seek to collect from any Debtor (including, without limitation, from or by way of any Collateral) any of the Term Loan Debt or exercise any of its rights or remedies upon a default or event of default by any Debtor under the Term Loan Lender Agreements or otherwise, or (b) seek to foreclose or realize upon (judicially or non-judicially) its Lien on any Collateral or assert any claims or interests therein (including, without limitation, by setoff or notification of account debtors), or (c) commence any action or proceeding against any Debtor or its properties under the U.S. Bankruptcy Code or any other Insolvency Proceeding (but without limiting any rights of Term Loan Collateral Agent and Term Loan Lenders to commence any action or proceeding in an Insolvency Proceeding), or (d) take any other action against any Debtor and the Collateral.

2.16 The foregoing shall not in any way limit or impair the right of Term Loan Collateral Agent or any Term Loan Lender to: (a) bid for and purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by Revolving Loan Lenders, or (b) participate in any administrative, legal or equitable action or proceeding against any Debtor seeking any reorganization, liquidation, bankruptcy or any other action involving the readjustment of all or any part of the Term Loan Debt, or other similar relief under the U.S. Bankruptcy Code, or (c) exercise its right to accelerate the maturity of the Term Loan Debt under the Term Loan Lender Agreements pursuant to a Triggering Event Notice or on or after the acceleration by the Revolving Loan Lenders of the Revolving Loan Debt, or (d) send such notices of the existence of, or any evidence or confirmation of, the Term Loan Debt under the Term Loan Lender Agreements or the Liens of Term Loan Collateral Agent in the Collateral, or of Term Lenders Lessors in the Term Lender Lease Priority Collateral, to any court or governmental agency, or file or record any such notice or evidence to the extent necessary to prove or preserve the Liens of Term Loan Collateral Agent in the Collateral, or of Term Lenders Lessors in the Term Lender Lease Priority Collateral, or the Term Loan Debt or (e) commence legal proceedings against any Debtor (but not the Collateral or any other assets of Debtor) to the extent necessary to prevent the expiration of any applicable statute of limitation with respect to such Term Loan Lender's rights under the Term Loan Lender Agreements (but not obtain or enforce any judgment against any Debtor); provided, that, such legal proceeding does not interfere with the rights of Revolving Loan Agent or the other Revolving Loan Lenders in and to the Collateral or the Revolving Loan Debt or the exercise by Revolving Loan Agent or the other Revolving Loan Lenders of such rights or involve any contest or challenge to the validity, perfection, priority or enforceability of the Liens of Revolving Loan Lenders or of the Revolving Loan Debt or (f) join (but not control) any foreclosure or other lien enforcement proceeding with respect to the Collateral or any Debtor initiated by Revolving Loan Agent or any other Revolving Loan Lender, so long it does not delay or interfere with the exercise by Revolving Loan Agent or Revolving Loan Lenders of its or their rights.

2.17 Notwithstanding anything to the contrary contained in Sections 2.15 and 2.16 above:

(a) Term Loan Collateral Agent shall have the right to seek to collect from any Debtor any of the Term Loan Senior Debt or exercise any of its rights or remedies at law or in equity upon the default which is the basis for such Triggering Event under the Term Loan Agreement (other than with respect to any Collateral on which it has a Lien junior to any Lien of Revolving Loan Agent pursuant to the terms hereof), take action to enforce its Liens on any of the Term Loan Priority Collateral or assert any claims or interests therein, or commence any action or proceeding against any Debtor or its properties under the U.S. Bankruptcy Code or any other Insolvency Proceeding or take any other action against any Debtor and the Term Loan Priority Collateral, commencing five (5) days after the date Revolving Loan Agent has received (in accordance with Section 5.6 hereof) a Triggering Event Notice with respect to a Triggering Event as to the Term Loan Senior Debt and for so long as the same is continuing, subject at all times to the provisions of Sections 2.2, 2.3, 2.4 and 2.5 of this Intercreditor Agreement;

(b) Term Loan Collateral Agent shall have the right to seek to collect from any Debtor any of the Term Loan Subordinated Debt or exercise any of its rights or remedies at law or in equity upon the default which is the basis for such Triggering Event under the Restructuring Agreement (other than with respect to any Collateral on which it has a Lien junior to any Lien of Revolving Loan Agent pursuant to the terms hereof), take action to enforce its Liens on any of the Term Loan Priority Collateral or assert any claims or interests therein, or commence any action or proceeding against any Debtor or its properties under the U.S. Bankruptcy Code or any other Insolvency Proceeding or take any other action against any Debtor and the Term Loan Priority Collateral commencing five (5) days after the date Revolving Loan Agent has received (in accordance with Section 5.6 hereof) a Triggering Event Notice with respect to the Term Loan Subordinated Debt and for so long as the same is continuing, unless Revolving Loan Agent shall send a Standstill Notice and in such event Term Loan Collateral Agent shall have the right to take such action after the end of the applicable Standstill Period;

(c) any Term Lender Lessor shall have the right to take action to enforce its Lien on the real property and fixtures subject to its Term Lender Lease or assert any claims or interests therein, or exercise any similar remedies with respect thereto, commencing five (5) days after the date Revolving Loan Agent has received (in accordance with Section 5.6 hereof) a Triggering Event Notice with respect to the Term Lender Lease Debt pursuant to which the Triggering Event has occurred and for so long as the same is continuing;

Provided, that, notwithstanding anything to the contrary contained herein, Term Loan Collateral Agent and Term Lender Lessor (if applicable) shall give ten (10) days written notice to Revolving Loan Agent and Huffy after a Triggering Event Notice to Revolving Loan Agent prior to the exercise of the rights of any Term Loan Lender to take or have entered any judgment pursuant to any confession of judgment or "cognovit" given by any Debtor to any Term Loan Lender.

2.18 Each Agent shall give to the other Agent concurrently with the giving thereof to any Debtor, (a) a copy of any written notice by such Agent of either a default or an event of default under its Agreements with any Debtor, or written notice of demand of payment from any Debtor, and (b) any written notice sent by such Agent to any Debtor at any time an event of default under the Term Loan Lender Agreements in the case of Term Loan Collateral Agent and an Event of Default in the case of Revolving Loan Agent exists stating such Agent's intention to exercise any of its enforcement rights or remedies, including written notice pertaining to any foreclosure on any of the Collateral or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided, that, the failure of any party to give notice as required hereby shall not affect the relative priorities of Lenders' respective Liens as provided herein or the validity or effectiveness of any such notice as against any Debtor. Each Debtor hereby authorizes and consents to each Agent sending any such notices or any other information with respect to any Debtor to the other Agent or any Lender.

2.19 At any time after the date two (2) business days prior to the end of the Standstill Period, prior to taking any action with respect to the Term Loan Priority Collateral, Term Loan Collateral Agent shall give Revolving Loan Agent not less than two (2) business days prior written notice of its intention to take such action, which notice shall specify the event of default which is the basis for such action and the action which Term Loan Collateral Agent intends to take.

2.20 Notwithstanding anything to the contrary contained in any of the Term Loan Lender Agreements, no Term Loan Lender has any rights in or to any Collateral (except indirectly through Term Loan Collateral Agent) or right to take any action with respect to any Collateral, except for the rights of Term Loan Lessors with respect to the real property and fixtures subject to the Term Lender Leases.

3. SUBORDINATION OF TERM LOAN SUBORDINATED DEBT;

PAYMENT LIMITATIONS ON TERM LOAN SENIOR DEBT

3.1 Subordination. Except as specifically set forth in Section 3.2 below, each Term Loan Lender hereby subordinates its right to payment and satisfaction of the Term Loan Subordinated Debt and the payment thereof, directly or indirectly, by any means whatsoever, is deferred, to the indefeasible payment and satisfaction in full of all Revolving Loan Debt.

3.2 Permitted Payments. Term Loan Lenders hereby agree that, notwithstanding anything to the contrary contained in Sections 2.3, 2.4, 2.5, 2.6 or 3.1 hereof (but subject to the rights of Term Loan Lenders under Section 2.17 hereof), Debtors shall not, directly or indirectly, make and Term Loan Lenders shall not, directly or indirectly, accept or receive any payment of principal or interest or any prepayment or non-mandatory payment or any payment pursuant to acceleration or claims of breach or any payment from Debtors to acquire Term Loan Debt or otherwise in respect of any Term Loan Debt, except:

(a) Borrowers may make regularly scheduled payments of interest and fees, on an unaccelerated basis, in respect of Term Loan Debt in accordance with the terms of the Term Loan Lender Agreements as in effect on the date hereof;

(b) Huffy may make regularly scheduled payments of principal on an unaccelerated basis, in respect of the Term Loan Subordinated Debt in accordance with the terms of the Restructuring Agreement as in effect on the date hereof; provided, that,

(i) as to each such payment of principal, each of the following conditions is satisfied:

(A) as of the date of any such payment and after giving effect thereto, Excess Availability shall be not less than (1) $25,000,000, if such payment is to be made at any time during the period commencing December 31 of any year through and including March 30 of the following year, (2) $20,000,000, if such payment is to be made at any time during the period commencing March 31 of any year through and including June 29 of such year, (3) $25,000,000, if such payment is to be made at any time during the period commencing June 30 of any year through and including September 29 of such year, and (4) $15,000,000, if such payment is to be made at any time during the period commencing September 30 of any year through and including December 30 of such year, and

(B) in no event shall the aggregate amount of all such payments in any fiscal quarter of Huffy exceed $1,000,000 (or such larger amount as may be permitted under Section 3.2(b)(ii) below but in any event and in each case subject to the satisfaction of the condition in Section 3.2(b)(i)(A) above);

(ii) if as of the date any such regularly scheduled payment is required to be made under the terms of the Restructuring Agreement, Huffy is not permitted to make such payment as a result of its failure to satisfy the condition set forth in Section 3.2(b)(i) above, at any time thereafter, if such condition is and shall be satisfied, upon three (3) business days prior written notice by Borrowers to Revolving Loan Agent, Huffy may make such payment as it did not previously make when due, together with any other payment then due and otherwise permitted hereunder (but only so long as after giving effect to all such payments, the Excess Availability is as required under Section 3.2(b)(i)(A) above); and

(iii) in the event that Revolving Loan Agent has not received the information that it requires in order to be able to calculate the Excess Availability for purposes hereof, (A) no such payments shall be made until such time as Revolving Loan Agent has obtained such information and (B) Revolving Loan Agent shall use all reasonable efforts to obtain such information (including to the extent permitted under its Agreements and applicable law sending an auditor to the premises of Huffy);

(c) Huffy may make payments of principal in respect of the Term Loan Subordinated Debt in accordance with the terms of the Restructuring Agreement (as in effect on the date hereof) with the proceeds from Asset Sales, to the extent permitted in Sections 2.3, 2.4, 2.5 and 2.6 hereof (and including payments with the proceeds from such Asset Sales pursuant to the exercise by Term Loan Collateral Agent of its rights or remedies with respect to the Collateral subject to such Asset Sales), provided, that,

(i) as to each such payment of principal, as of the date of any such payment and after giving effect thereto, Excess Availability shall be not less than (A) $25,000,000, if such payment is to be made at any time during the period commencing December 31 of any year through and including March 30 of the following year, (B) $20,000,000, if such payment is to be made at any time during the period commencing March 31 of any year through and including June 29 of such year, (C) $25,000,000, if such payment is to be made at any time during the period commencing June 30 of any year through and including September 29 of such year, and (D) $15,000,000, if such payment is to be made at any time during the period commencing September 30 of any year through and including December 30 of such year,

(ii) if as of the date any such mandatory prepayment is required to be made under the terms of the Restructuring Agreement, Huffy is not permitted to make such payment as a result of its failure to satisfy the condition set forth in Section 3.2(c)(i) above, at any time thereafter, if such condition is and shall be satisfied, upon three (3) business days prior written notice by Huffy to Revolving Loan Agent, Huffy may make such payment as it did not previously make when due, together with any other payment then due and otherwise permitted hereunder (but only so long as after giving effect to all such payments, the Excess Availability is as required under Section 3.2(c)(i) above), and

(iii) in the event that Revolving Loan Agent has not received the information that it requires in order to be able to calculate the Excess Availability for purposes hereof, (A) no such payments shall be made until such time as Revolving Loan Agent has obtained such information and (B) Revolving Loan Agent shall use all reasonable efforts to obtain such information (including to the extent permitted under its Agreements and applicable law, sending an auditor to the premises of Huffy);

(d) Borrowers may make payments of principal in respect of the Term Loan Senior Debt in accordance with the terms of the Term Loan Agreement (as in effect on the date hereof) with the proceeds from Asset Sales to the extent permitted in Sections 2.3, 2.4, 2.5 and 2.6 above (and including payments with the proceeds from such Asset Sales pursuant to the exercise by Term Loan Collateral Agent of its rights or remedies with respect to the Collateral subject to such Asset Sale);

(e) Huffy may make regularly scheduled monthly rental payments in respect of the Term Lender Lease Debt in accordance with the terms of the Sussex Lease (as in effect on the date hereof) and the Miamisburg Headquarters Lease (as in effect on the date hereof). Debtors shall not make or be required to make any payments to Prudential in respect of the Farmington Lease or otherwise in respect of the Farmington Bonds, except to the extent that any payments in respect of the Term Loan Senior Debt or the Term Loan Subordinated Debt, or payments with proceeds of the Term Lender Lease Priority Collateral consisting of the real property subject to the Farmington Lease, which are permitted to be made hereunder are allocated to the obligations of Debtors in respect thereof;

(f) Huffy may make payments in respect of the Term Lender Lease Debt in accordance with the terms of the applicable Term Lender Lease (as in effect on the date hereof) with the proceeds from Asset Sales to the extent permitted in Sections 2.3, 2.4, 2.5 and 2.6 hereof.

3.3 Distributions.

(a) Except as otherwise provided in Section 2.6 above, in the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Debtor or the proceeds thereof to the creditors of such Debtor or readjustment of the obligations and indebtedness of any Debtor, whether by reason of an Insolvency Proceeding, or upon the sale of all or substantially all of any Debtor's assets, then, and in any such event, (i) Revolving Loan Lenders shall first receive indefeasible payment in full in cash or other immediately available funds of all of the Revolving Loan Debt prior to the payment of all or any part of the Term Loan Subordinated Debt, and (ii) Revolving Loan Lenders shall be entitled to receive any payment or distribution of any kind or character, whether in cash, securities or other property, which may be payable or deliverable in respect of any or all of the Term Loan Subordinated Debt, provided, that, nothing contained in this Section 3.3(a) shall be construed to affect the rights of Prudential or the rights of the other Term Loan Lenders to receive proceeds from the sale, assignment or other disposition of the Farmington Lease or the Real Property and fixtures subject to the Farmington Lease in accordance with the terms of the Restructuring Agreement as in effect on the date hereof.

(b) In the event Term Loan Collateral Agent or any Term Loan Lender does not file a proper claim or proof of debt in the form required in connection with any dissolution, winding-up, liquidation or reorganization of any Debtor in any Insolvency Proceeding prior to thirty (30) days before the expiration of the time to file such claim or proofs, then Revolving Loan Agent shall have the right to file and prove all claims therefor and to take such other action in the name of Term Loan Collateral Agent or such Term Loan Lender or otherwise as Revolving Loan Agent may determine to be necessary or appropriate for the enforcement of the provisions of this Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, Term Loan Lenders shall be entitled to vote their claims in any Insolvency Proceeding so long as Term Loan Lenders do not (i) challenge any Liens of Revolving Loan Agent, or (ii) challenge or dispute the validity or priority of any Revolving Loan Debt.

(c) To the extent necessary for Revolving Loan Lenders to realize the benefits of the subordination of the Term Loan Subordinated Debt provided for herein (including the right to receive any payment and distributions which might otherwise be payable or deliverable in respect of the Term Loan Subordinated Debt in any Insolvency Proceeding or otherwise), Term Loan Lenders shall execute and deliver to Revolving Loan Agent (and Term Loan Collateral Agent is hereby expressly irrevocably authorized by the other Term Loan Lenders to execute and deliver on behalf of each other Term Loan Lender) such instruments or documents (together with such assignments or endorsements as Revolving Loan Lenders shall deem necessary), as may be reasonably requested by Revolving Loan Agent.

3.4 Payments Received by Term Loan Lenders. Except for payments received by Term Loan Lenders as provided in Sections 2.3, 2.4, 2.5, 2.6 and 3.2 above (including, without limitation, any payments with proceeds realized pursuant to the exercise by Term Loan Collateral Agent or any Term Lender Lessor of its remedies (other than proceeds of Revolving Loan Priority Collateral), should any payment or distribution or security or instrument or proceeds thereof be received by any Term Loan Lender in respect of the Term Loan Debt (including, without limitation, any payments with proceeds of any Revolving Loan Priority Collateral), such Term Loan Lender shall receive and hold the same in trust, as trustee, for the benefit of Revolving Loan Lenders, segregated from other funds and property of such Term Loan Lender and shall forthwith deliver the same to Revolving Loan Agent (together with any endorsement or assignment of such Term Loan Lender where necessary), for application to any of the Revolving Loan Debt. In the event of the failure of any Term Loan Lender to make any such endorsement or assignment to Revolving Loan Agent, Revolving Loan Agent, or any of its officers or employees, are hereby irrevocably authorized on behalf of such Term Loan Lender to make the same.

3.5 Instrument Legend and Notation. Any instrument at any time evidencing the Term Loan Subordinated Debt, or any portion thereof, shall be permanently marked on its face with a legend conspicuously indicating that payment thereof is subordinate in right of payment to the Revolving Loan Debt and subject to the terms and conditions of this Intercreditor Agreement, and (A) after being so marked certified copies thereof shall be delivered to Revolving Loan Agent and (B) the original of any such instrument shall be immediately delivered to Revolving Loan Agent upon Revolving Loan Agent's request, at any time on or after the occurrence of an event of default under the Revolving Loan Agreements. In the event any legend or endorsement is omitted, Revolving Loan Agent or any of its officers or employees, are hereby irrevocably authorized on behalf of Term Loan Lenders to make the same. No specific legend, further assignment or endorsement or delivery of notes, guarantees or instruments shall be necessary to subject any Term Loan Subordinated Debt to the subordination thereof contained in this Agreement.

4. COVENANTS, REPRESENTATIONS AND WARRANTIES

4.1 Additional Covenants.

(a) Each Term Loan Lender agrees severally as to itself and not jointly in favor of Revolving Loan Lenders that:

(i) such Term Loan Lender shall not sell, assign, pledge, encumber or otherwise dispose of any of the Term Loan Debt and guarantees, if any, except in accordance with Section 5.2 hereof or contractually subordinate any of the Term Loan Debt to any indebtedness of any Debtor other than the Revolving Loan Debt;

(ii) such Term Loan Lender shall (and Term Loan Collateral Agent is hereby irrevocably authorized on behalf of such Term Loan Lender to) at any time or times upon the request of Revolving Loan Agent, promptly furnish to Revolving Loan Agent a statement of the outstanding Term Loan Debt owing to such Term Loan Lender;

(iii) such Term Loan Lender shall execute and deliver to Revolving Loan Agent such additional agreements, documents and instruments and take such further actions as may be necessary or desirable in the opinion of Revolving Loan Agent to effectuate the provisions and purposes of this Intercreditor Agreement.

(b) Each Revolving Loan Lender agrees severally as to itself and not jointly in favor of Term Loan Lenders that:

(i) such Revolving Loan Lender shall not sell, assign, pledge, encumber or otherwise dispose of any of the Revolving Loan Debt and guarantees, if any, except in accordance with Section 5.2 hereof or contractually subordinate any of the Revolving Loan Debt to any indebtedness of any Debtor;

(ii) such Revolving Loan Lender shall (and Revolving Loan Agent is hereby irrevocably authorized on behalf of such Revolving Loan Lender to) at any time or times upon the request of Term Loan Collateral Agent, promptly furnish to Term Loan Collateral Agent a statement of the outstanding principal amount of the Revolving Loan Debt owing to such Revolving Loan Lender as set forth on the books and records of Revolving Loan Agent as of such date; provided, that, each Term Loan Lender acknowledges and agrees that any such amounts provided by Revolving Loan Agent to Term Loan Collateral Agent shall be subject to adjustment and change and the calculation of such amounts is based on information provided to Revolving Loan Agent by other persons (including Borrowers and the banks at which proceeds of Revolving Loan Priority Collateral are received and remitted) and therefore Revolving Loan Agent and the other Revolving Loan Lenders make no representation or warranty with respect to the accuracy thereof;

(iii) such Revolving Loan Lender shall execute and deliver to Term Loan Collateral Agent such additional agreements, documents and instruments and take such further actions as may be necessary or desirable in the opinion of Revolving Loan Agent to effectuate the provisions and purposes of this Intercreditor Agreement.

(c) Each Debtor hereby irrevocably requests and authorizes Revolving Loan Agent to furnish to Term Loan Collateral Agent a copy of each field audit or examination report prepared by or on behalf of Revolving Loan Agent (each field audit or examination report being referred to herein as a "Report" and collectively, "Reports"). Term Loan Agent and each Term Loan Lender expressly agrees and acknowledges that: (i) Revolving Loan Agent (A) does not make any representation or warranty as to the accuracy of any Report, and (B) shall not be liable for any information contained in any Report and (ii) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Revolving Loan Agent or other party performing any audit or examination will inspect only specific information regarding any Borrower and Guarantor and will rely significantly upon Borrowers' books and records, as well as on representations of Borrowers' personnel. In addition, each Debtor hereby irrevocably requests and authorizes Revolving Loan Agent to furnish to Term Loan Collateral Agent any inventory appraisal received by Revolving Loan Agent, at Debtors' cost and expense. In no event shall any Revolving Loan Lender have any responsibility for any costs or expenses in connection with providing any Report or appraisal to Term Loan Collateral Agent.

(d) Each Debtor hereby irrevocably requests and authorizes Term Loan Collateral Agent to furnish to Revolving Loan Agent any appraisals, business valuations or other written analysis of any Debtor's business or report thereof prepared on behalf of Term Loan Collateral Agent or any Term Loan Lender by any investment banker, consultant or other advisor retained on behalf of Term Loan Collateral Agent or any Term Loan Lender, at Debtor's cost and expense. Revolving Loan Agent and each Revolving Loan Lender expressly agrees and acknowledges that: (i) Term Loan Collateral Agent (A) does not make any representation or warranty as to the accuracy of any such appraisal, business valuation or other written analysis, and (B) shall not be liable for any information contained in any such appraisal, business valuation or other written analysis and (ii) expressly agrees and acknowledges that such appraisal, business valuation or other written analysis will rely significantly upon Borrowers' books and records, as well as on representations of Borrowers' personnel. In no event shall any Term Loan Lender have any responsibility for costs or expenses in connection with providing any such material to Revolving Loan Agent.

(e) Each Debtor hereby releases and waives any claim such Debtor might have against any Lender arising pursuant to any information provided by any Lender to any other Lender or as a result of any action taken by such Lender based on any such information.

(f) KeyBank hereby agrees that it shall not terminate or not renew, and KeyBank shall allow the renewal of, the KeyBank Letters of Credit, provided, that, nothing contained herein shall be construed to require that the KeyBank Letters of Credit be amended, extended, renewed or replaced in amounts greater than the face amounts thereof as of the date hereof or in amounts in excess of the exposure determined by Huffy's workers' compensation insurance carriers based upon the standard and customary practices and actuarial assumptions utilized by such carriers in estimating such exposure.

4.2 Additional Representations and Warranties.

(a) Each Term Loan Lender severally as to itself and not jointly represents and warrants to Revolving Loan Lenders that:

(i) as of the date hereof, the total amount of the Term Loan Senior Debt owing to KeyBank is $9,035,978,

(ii) as of the date hereof, the total amount of the Term Loan Subordinated Debt owing to KeyBank is $14,655,635, of which $11,939,582 consists of contingent reimbursement obligations in respect of the KeyBank Letters of Credit and $297,931 consists of the participation by KeyBank in the contingent reimbursement obligations of Huffy to Bank One in respect of the Bank One Letters of Credit,

(iii) as of the date hereof, the total amount of the Term Lender Lease Debt owing to Selco Service Corporation is $2,360,570 which consists of obligations arising pursuant to or in connection with the Miamisburg Headquarters Lease,

(iv) as of the date hereof, the total amount of the Term Loan Senior Debt owing to Bank One is $8,936,682.

(v) as of the date hereof, the total amount of the Term Loan Subordinated Debt owing to Bank One is $3,798,513, of which $34,254 consists of contingent reimbursement obligations in respect of the Bank One Letters of Credit and $1,372,710 consists of the participation by Bank One in the contingent reimbursement obligations of Huffy to KeyBank in respect of the KeyBank Letters of Credit,

(vi) as of the date hereof, the total amount of the Term Lender Lease Debt owing to Asset Holdings Company VI, LLC is $6,061,448 which consists of obligations arising pursuant to or in connection with the Sussex Lease,

(vii) as of the date hereof, the total amount of the Term Loan Debt owing to Bank of America, N.A. is $6,229,172, of which $4,468,341 constitutes Term Loan Senior Debt and $1,760,831 constitutes Term Loan Subordinated Debt (of which $551,299 consists of the participation by Bank of America, N.A. in the contingent reimbursement obligations of Huffy to KeyBank in respect of the KeyBank Letters of Credit and $13,757 consists of the participation by Bank of America, N.A. in the contingent reimbursement obligations of Huffy to Bank One in respect of the Bank One Letters of Credit),

(viii) as of the date hereof, the total amount of the Term Loan Debt owing to Fifth Third Bank, Western Ohio is $6,921,300, of which $4,964,823 constitutes Term Loan Senior Debt and $1,956,477 constitutes Term Loan Subordinated Debt (of which $612,554 consists of the participation by Fifth Third Bank, Western Ohio in the contingent reimbursement obligations of Huffy to KeyBank in respect of the KeyBank Letters of Credit and $15,285 consists of the participation by Fifth Third Bank, Western Ohio in the contingent reimbursement obligations of Huffy to Bank One in respect of the Bank One Letters of Credit),

(ix) as of the date hereof, the total amount of the Term Loan Debt owing to National City Bank is $2,768,520, of which $1,985,929 constitutes Term Loan Senior Debt and $782,591 constitutes Term Loan Subordinated Debt (of which $245,022 consists of the participation by National City Bank in the contingent reimbursement obligations of Huffy to KeyBank in respect of the KeyBank Letters of Credit and $6,114 consists of the participation by National City Bank in the contingent reimbursement obligations of Huffy to Bank One in respect of the Bank One Letters of Credit),

(x) as of the date hereof, the total amount of the Term Loan Debt owing to Prudential is $14,788,618, which arises pursuant to the Farmington Bonds Guarantee and the Farmington Lease of which $10,608,247 constitutes Term Loan Senior Debt and $4,180,371 constitutes Term Loan Subordinated Debt (of which $1,308,833 consists of the participation by Prudential in the contingent reimbursement obligations of Huffy to KeyBank in respect of the KeyBank Letters of Credit and $32,660 consists of the participation by Prudential in the contingent reimbursement obligations of Huffy to Bank One in respect of the Bank One Letters of Credit),

(xi) as of the date hereof, no default or event of default, or event which with notice or passage of time or both would constitute an event of default exists or has occurred under the Term Loan Lender Agreements;

(xii) as of the date hereof, such Term Loan Lender is the exclusive legal and beneficial owner of all of the Term Loan Debt owing to it referred to above and Debtors have no obligations, liabilities or indebtedness (contingent or otherwise) to such Term Loan Lender other than (A) the Term Loan Debt owing to such Term Loan Lender or arising pursuant to the Term Loan Lender Agreements in favor of such Term Loan Lender and (B) the Indebtedness of Washington Inventory Service to Bank of America, N.A. secured by the real property of Washington Inventory Service located at 7130-7150 El Cajon Boulevard, San Diego, California 92115;

(xiii) none of the Term Loan Debt owing to such Term Loan Lender is subject to any lien, security interest, financing statements, subordination, assignment or other claim, except in favor of Revolving Loan Lenders;

(xiv) the execution, delivery and performance of this Intercreditor Agreement by Term Loan Collateral Agent is within its powers in its capacity as agent for such Term Loan Lender, has been duly authorized by such Term Loan Lender, and does not contravene any law, any provision of any of the Term Loan Lender Agreements or any agreement to which such Term Loan Lender is a party or by which it is bound;

(xv) such Term Loan Lender has not been granted and does not have any Liens upon the assets and properties of any Debtor pursuant to the Term Loan Lender Agreements, except (A) to the extent of the Liens granted by any Debtor to Term Loan Collateral Agent as agent on behalf and for the benefit of such Term Loan Lender and (B) to the extent of the Liens of Term Lender Lessors with respect to the real property and related assets subject to their respective Term Lender Leases; and

(xvi) this Intercreditor Agreement constitutes the legal, valid and binding obligations of such Term Loan Lender, enforceable in accordance with its terms and shall be binding on it.

(b) Each Revolving Loan Lender hereby severally as to itself and not jointly represents and warrants to Term Loan Lenders that:

(i) the execution, delivery and performance of this Intercreditor Agreement by Revolving Loan Agent is within its powers in its capacity as agent for such Revolving Loan Lender, has been duly authorized by such Revolving Loan Lender, and does not contravene any law, any provision of any of the Revolving Loan Agreements or any agreement to which such Revolving Loan Lender is a party or by which it is bound;

(ii) none of the Revolving Loan Debt owing to such Revolving Loan Lender is subject to any lien, security interest, financing statements, subordination, assignment or other claim;

(iii) such Revolving Loan Lender has not been granted and does not have any Liens upon the assets and properties of any Debtor pursuant to the Revolving Loan Agreements, except to the extent of the Liens granted by any Debtor to Revolving Loan Agent as agent on behalf and for the benefit of such Revolving Loan Lender;

(iv) the execution, delivery and performance of this Intercreditor Agreement by such Revolving Loan Lender is within the powers of such Revolving Loan Lender, has been duly authorized by such Revolving Loan Lender and does not contravene any law, any provision of the Revolving Loan Agreements or any agreement to which such Revolving Loan Lender is a party or by which it is bound; and

(v) this Intercreditor Agreement constitutes the legal, valid and binding obligations of such Revolving Loan Lender, enforceable in accordance with its terms and shall be binding on it.

4.3 Waivers. Notice of acceptance hereof, the making of loans, advances and extensions of credit or other financial accommodations to, and the incurring of any expenses by or in respect of, any Debtor by any Revolving Loan Lender, and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which any Term Loan Lender and any Debtor are or may be entitled are hereby waived (except as expressly provided for herein or as to any Debtor, in the Revolving Loan Agreements). Each Term Loan Lender also waives notice of, and hereby consents to, (a) any amendment, modification, supplement, renewal, restatement or extensions of time of payment of or increase or decrease in the amount of any of the Revolving Loan Debt or to the Revolving Loan Agreements or any Collateral (and as to any amendments with respect to the increase in the advance rates and material changes to criteria for eligible collateral set forth in the Revolving Loan Agreements, to the extent such amendments are consistent with the practices and policies of Revolving Loan Agent under the circumstances at the time of such amendments), provided, that, the foregoing shall not be construed to apply to any amendment to this Intercreditor Agreement, (b) the taking, exchange, surrender and releasing of Collateral or guarantees now or at any time held by or available to any Revolving Loan Lenders for the Revolving Loan Debt or any other person at any time liable for or in respect of the Revolving Loan Debt, (c) the exercise of, or refraining from the exercise of any rights against any Debtor or any Collateral, (d) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Revolving Loan Debt, and/or (e) any Revolving Loan Lenders's election, in any proceeding instituted under the U.S. Bankruptcy Code, of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code. Any of the foregoing shall not, in any manner, affect the terms hereof or impair the rights or obligations of Term Loan Collateral Agent or any other Term Loan Lender hereunder. All of the Revolving Loan Debt shall be deemed to have been made or incurred in reliance upon this Intercreditor Agreement.

4.4 Subrogation; Marshaling. Term Loan Lenders shall not be subrogated to, or be entitled to any assignment of any Revolving Loan Debt or of any Collateral or guarantees or evidence of any thereof until all of the Revolving Loan Debt is indefeasibly paid and satisfied in full and the financing arrangements of Revolving Loan Lenders with Debtors terminated. Each Term Loan Lender hereby waives any and all rights to have any Collateral or any part thereof granted to Revolving Loan Lenders marshaled upon any foreclosure or other disposition of such collateral by Revolving Loan Lenders or any Debtor.

5. MISCELLANEOUS

5.1 Amendments. Any waiver, permit, consent or approval by any Lender of or under any provision, condition or covenant to this Intercreditor Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Intercreditor Agreement must be in writing and signed by each of the parties to be bound thereby.

5.2 Successors and Assigns.

(a) This Intercreditor Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of each Lender and its respective successors, participants and assigns.

(b) To the extent provided in their respective Agreements, each Lender reserves the right to grant participations in the Term Loan Debt or the Revolving Loan Debt (as the case may be) and reserves the right to sell, assign, transfer or negotiate all or any part of, or any interest in, the Term Loan Debt or the Revolving Loan Debt (as the case may be); provided, that,

(i) in the case of any participation, (A) no Lender shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Term Loan Debt or Revolving Loan Debt (as the case may be), (B) no participant shall be entitled to any rights or benefits under this Intercreditor Agreement except through the Lender with which it is a participant, and (C) any sale of a participation in the Term Loan Debt or Revolving Loan Debt, as the case may be, shall be expressly made subject to the terms of this Intercreditor Agreement, and

(ii) in the case of any sale, assignment, transfer or negotiation of any or all of the Term Loan Debt or the Revolving Loan Debt, as the case may be, other than pursuant to a participation, (A) the assignee, transferee or other person acquiring any interest in the Term Loan Debt or the Revolving Loan Debt, as the case may be, shall execute and deliver to each Agent a written acknowledgment of receipt of a copy of this Intercreditor Agreement and the written agreement by such person to be bound by the terms of this Intercreditor Agreement, provided, that, any assignee, transferee or other person acquiring an interest in any of the Term Loan Debt shall either be a Permitted Assignee or if such person is not a Permitted Assignee, then such assignment or transfer shall not release the assignor from its obligations, liabilities and duties hereunder and the assignor shall continue in all respects to be bound by, and subject to liability under, this Intercreditor Agreement.

(c) In connection with any participation or other transfer or assignment, a Lender (i) may, subject to its respective Agreements, disclose to such assignee, participant or other transferee or assignee all documents and information which it now or hereafter may have relating to Debtors and the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Intercreditor Agreement.

(d) In the case of any refinancing or replacement of any or all of the Revolving Loan Debt, Term Loan Collateral Agent is hereby irrevocably specifically authorized by Term Loan Lenders to, and Term Loan Collateral Agent shall, upon the request of the Revolving Loan Agent execute and deliver an agreement containing terms substantially identical to those contained in this Intercreditor Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any person who succeeds to or refinances, replaces or substitutes for any or all of Revolving Loan Lenders' financing of any Debtor.

5.3 Insolvency. This Intercreditor Agreement shall be applicable both before and after the filing of any petition by or against any Debtor under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to any Debtor shall be deemed to apply to a trustee for such Debtor and such Debtor as debtor-in-possession. The relative rights of Revolving Loan Lenders and Term Loan Lenders to repayment of the Revolving Loan Debt and the Term Loan Debt, respectively, and in or to any distributions from or in respect of any Debtor or any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, such Debtor as debtor-in-possession.

5.4 Bankruptcy Financing. If any Debtor shall become subject to a proceeding under the U.S. Bankruptcy Code and if any Revolving Loan Lender desires to permit the use of cash collateral or to provide financing to such Debtor under either Section 363 or Section 364 of the U.S. Bankruptcy Code, each Term Loan Lender agrees as follows: (a) adequate notice to such Term Loan Lender shall have been provided for such financing or use of cash collateral if Term Loan Collateral Agent receives notice to the extent required under the applicable Bankruptcy Rules prior to the entry of the order approving such financing or use of cash collateral and (b) no objection will be raised by such Term Loan Lender to any such financing or use of cash collateral on the ground of a failure to provide "adequate protection" for Term Loan Collateral Agent's junior Liens or Term Loan Lessor's Liens on the Collateral or any other grounds, so long as (i) the interest rate, fees, advance rates, lending sublimits and other terms are commercially reasonable under the circumstances, (ii) Term Loan Collateral Agent and Term Loan Lessors retain a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the U.S. Bankruptcy Code, (iii) to the extent of the secured claim of Term Loan Collateral Agent and Term Loan Lessors against such Debtor in any such proceeding Term Loan Collateral Agent and Term Loan Lessors receive a replacement Lien on the same post-petition assets of such Debtor as are subject to the post-petition Lien of Revolving Loan Agent and with the same priority as existed with respect to such types of assets prior to the commencement of the case under the U.S. Bankruptcy Code, (iv) such financing or use of cash collateral is subject to the terms of this Intercreditor Agreement, and (v) the aggregate principal amount of the Revolving Loan Debt arising before and after the commencement of the case under the U.S. Bankruptcy Code shall not exceed the limits on the amount of the Revolving Loan Debt set forth in the definition thereof. For purposes of this Section, notice of a proposed financing or use of cash collateral shall be deemed given when given, in the manner prescribed by Section 5.6 hereof, to Term Loan Collateral Agent.

5.5 Bailee for Perfection.

(a) Each Lender hereby appoints the other, and each hereby agrees to serve, as agent and bailee for the other Lender for the limited purpose of perfecting their respective Liens on the Collateral which may at any time be in its possession during the term of this Intercreditor Agreement. Each Term Loan Lender shall promptly notify Revolving Loan Agent in writing of the receipt by such Term Loan Lender of any Revolving Loan Priority Collateral and, at Revolving Loan Agent's request, shall promptly deliver possession of such Collateral to Revolving Loan Agent.

(b) After the termination of the financing arrangements of Revolving Loan Lenders with Borrowers and the final satisfaction payment in full of the Revolving Loan Debt in cash or other immediately available funds, Revolving Loan Agent shall, upon the request of Term Loan Collateral Agent, deliver the remainder of any certificated securities, if any, in its possession to Term Loan Collateral Agent, except in the event and to the extent that (i) Revolving Loan Agent or any Revolving Loan Lender has retained or otherwise acquired such Collateral in satisfaction of the Revolving Loan Debt, (ii) such Collateral has been sold or otherwise disposed of by such Lender or by any Debtor as provided herein or (iii) except as may otherwise be required by applicable law or any order of any court or other governmental or regulatory authority. Each Debtor acknowledges and agrees to the delivery by Revolving Loan Agent to Term Loan Collateral Agent of any such Collateral and waives and releases each Lender from any liability as a result of such action.

(c) Each Lender shall not have any duty to protect or preserve any rights pertaining to any of the Collateral in its possession and no Lender shall have any liability to any other Lender for any claims and liabilities at any time arising pursuant to the role of such Lender as agent and bailee with respect to the Collateral in its actual possession so long as such Lender shall use the same degree of care with respect thereto as it uses for similar property pledged to it as collateral for indebtedness of others to it.

(d) In the event that Revolving Loan Agent may have rights of access to any premises leased by any Borrower pursuant to an agreement between Revolving Loan Agent and the landlord of such premises, to the extent expressly permitted under such agreement, Revolving Loan Agent shall allow the Term Loan Collateral Agent access to the premises so long as such access does not interfere in any way with the rights of any Revolving Loan Lender or delay the exercise by Revolving Loan Agent and any other Revolving Loan Lenders of its or their rights. If the agreement between the landlord of the premises and the landlord does not expressly allow Revolving Loan Agent to allow other secured parties on the premises, then Debtors shall seek such agreements from the landlords.

5.6 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

To Revolving Loan

Lenders: Congress Financial Corporation (Central)

150 South Wacker Drive

Chicago, Illinois 60606

Attention: Mr. George Kalesnik

To Term Loan KeyBank National Association

Lenders: 127 Public Square

Mail Code: OH-01-27-0504

Cleveland, Ohio 44114-1306

Attention: Mr. Arthur E. Cutler

Revolving Loan Agent or Term Loan Collateral Agent may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Lender in conformity with this Section 5.6, but such change shall not be effective until notice of such change has been received by the other Agent.

5.7 Counterparts. This Intercreditor Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

5.8 Governing Law. The validity, construction and effect of this Intercreditor Agreement shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

5.9 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waives trial by jury in any action or proceeding with respect to this Intercreditor Agreement.

5.10 Complete Agreement. This written Intercreditor Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

5.11 No Third Parties Benefitted. Except as expressly provided in Section 5.2, this Intercreditor Agreement is solely for the benefit of the Lenders and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Intercreditor Agreement.

5.12 Disclosures; Non-Reliance. Each Lender has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of each Debtor and no Lender shall have any obligation or duty to disclose any such information to any other Lender. Except as expressly set forth in this Intercreditor Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Term Loan Debt or Revolving Loan Debt or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Debtor's title to or right to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Intercreditor Agreement.

5.13 Term. This Intercreditor Agreement is a continuing agreement and shall remain in full force and effect until the earlier of (a) indefeasible satisfaction and payment in full of all Revolving Loan Debt and the termination of the financing arrangements between Revolving Loan Lenders and Debtors or (b) the indefeasible satisfaction and payment in full of all Term Loan Debt and the termination of the financing arrangements between Term Loan Lenders and Debtors.

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IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be duly executed as of the day and year first above written.

CONGRESS FINANCIAL CORPORATION

(CENTRAL)

By: /s/Casimir Mazurkiewicz

Title: SVP

KEYBANK NATIONAL ASSOCIATION

By: /s/Arthur E. Cutler

Title:

SELCO SERVICE CORPORATION

By: /s/Arthur E. Cutler

Title:

BANK ONE, N.A.

By: /s/J. Ralph Parker

Title: Vice President

ASSET HOLDINGS COMPANY VI, LLC

By: /s/J. Ralph Parker

Title: Vice President

FIFTH THIRD BANK, WESTERN OHIO

By: /s/Dan Turben

Title: Vice President

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[SIGNATURE CONTINUED FROM THE PREVIOUS PAGE]

NATIONAL CITY BANK

By: /s/Neal R. Ratliff

Title: Vice President

BANK OF AMERICA, N.A.

By: /s/H.G. Wheelock

Title: Managing Director

THE PRUDENTIAL INSURANCE

COMPANY OF AMERICA

By: /s/Gwendolyn S. Foster

Title: Vice President

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that any Lender holding Collateral does so as bailee (under the UCC) for the other and is hereby authorized to and may turn over to such other Lender upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to the bailee Lender have been fully paid and performed.

Each of the undersigned acknowledges and agrees that: (i) although it may sign this Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor

Agreement, and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of any Lender to effectuate the provisions and purposes of the foregoing Intercreditor Agreement.

HUFFY CORPORATION

By: /s/Nancy A. Michaud

Title: Vice President

ROYCE UNION BICYCLE COMPANY

By: /s/Nancy A. Michaud

Title: Secretary

HUFFY SERVICE FIRST, INC.

By: /s/Nancy A. Michaud

Title: Secretary

AMERICAN SPORTS DESIGN COMPANY

By: /s/Nancy A. Michaud

Title: Secretary

HUFFY RISK MANAGEMENT, INC.

By: /s/Nancy A. Michaud

Title: Secretary

WASHINGTON INVENTORY SERVICE, INC.

By: /s/Nancy A. Michaud

Title: Secretary

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM THE PRIOR PAGE]

HUFFY BRANDS COMPANY

By: /s/Nancy A. Michaud

Title: Secretary

HUFCO-DELAWARE COMPANY

By: /s/Nancy A. Michaud

Title: Secretary

HUFFY SPORTS, INC.

By: /s/Nancy A. Michaud

Title: Secretary

HCAC, INC.

By: /s/Nancy A. Michaud

Title: Secretary